Exhibit T3A.12

AUG-20-2015 THU 08:52 AM UT DIV. OF CORP.	FAX NO. 801 530 6438	P. 01/01

AUG 18’15 pm 3:58

State of Utah DEPARTMENT OF COMMERCE Division of Corporations & Commercial Code Articles of Amendment to Articles of Incorporation (Profit)	Date: 03/19/2015 Receipt Number: 6107961 Amount Paid: $117.00

RECEIVED
Entity Number: 8612629-0142 EXPEDITE	AMENDMENT
AUG 18 2015

Utah Div. of Corp. & Comm. Code

Non-Refundable Processing Fee: $37.00

Pursuant to UCA § 16-10a part 10, the individual named below causes this Amendment to the Articles of Incorporation to be delivered to the Utah Division of Corporations for filing, and states as follows:

1.          The name of the corporation is: BOART LONGYEAR MANUFACTURING USA INC.

2.          The date the following amendment(s) was adopted: AUGUST 10, 2015

3.          If changing the corporation name, the new name of the corporation is: BOART LONGYEAR MANUFACTURING AND DISTRIBUTION INC.

4.          The text of each amendment adopted (include attachment if additional space needed):

Article I: Name

The name of the corporation is BOART LONGYEAR MANUFACTURING AND DISTRIBUTION INC. (the “Corporation”).

5.          If providing for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

6.          Indicate the manner in which the amendment(s) was adopted (mark only one):

☐ Adopted by Incorporators or Board of Directors – Shareholder action not required.

☑ Adopted by Shareholders – Number of votes cast for amendment was sufficient for approval.

7.          Delayed effective date (if not to be effective upon filing) _____________ (not to exceed 90 days)
Under penalties of perjury, I declare that this Amendment of Articles of Incorporation has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.

By:	/s/ Fabrizio R. Rasetti

Title:	Fabrizio R. Rasetti, President

Date:	August 10, 2015

Under GRAMA (63-2-201), all registration information maintained by the Division is classified as public record. For confidentiality purposes, you may use the business entity physical address rather than the residential or private address of any individual affiliated with the entity.

Mailing/Faxing Information:www.corporations.utah.gov/contactus.html Division’s Website: www.corporations.utah.gov

01/14

EXPEDITE	RECEIVED MAR 15 2013 Utah Div. of Corp. & Comm. Code	03-15-13P03:45 RCVD	Date: 03/15/2013 Receipt Number: 5151151 Amount Paid: $145.00

ARTICLES OF INCORPORATION

OF

BOART LONGYEAR MANUFACTURING USA INC.

The undersigned person who is eighteen (18) years of age or older, acting as incorporator under the provisions of the Utah Revised Business Corporation Act, Utah Code Title 16, Chapter 10a, Section 16-10a-101 et seq. (hereinafter referred to as the “Act”) adopts the following Articles of Incorporation:

ARTICLE I:

Name

The name of this corporation is Boart Longyear Manufacturing USA Inc. (the “Corporation”).

ARTICLE II:

Duration

The duration of the Corporation shall be perpetual unless dissolved by operation of law or otherwise.

ARTICLE HI:

Purpose

The Corporation is organized for the purpose of engaging in any lawful act or activity for which corporations may be organized under the Act.

ARTICLE IV:

Authorized Shares

The aggregate number of shares which the Corporation shall have authority to issue is ten thousand (10,000) shares of stock which stock shall be of one class only, which shall be common voting stock. The holders of stock of the Corporation shall not be liable to the Corporation or to its creditors by reason of such stockholdings. The common stock shall have unlimited voting rights provided in the Act.

ARTICLE V:

Registered Office and Agent

The address of the initial registered office of the Corporation and the name of the initial registered agent at such address are as follows:

Corporation Service Company
2180 South 1300 East, Suite 650
Salt Lake City, Utah 84106

ARTICLE VI:

Incorporator

The name and address of the incorporator of the Corporation is as follows:

Fabrizio R. Rasetti
10808 South River Front Parkway
Suite 650
South Jordan, Utah 84095

ARTICLE VII:

Director Liability

To the fullest extent permitted by the Act or any other applicable law as now in effect or as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action, as a director.

Neither any amendment nor repeal of this Article VII, nor the adoption of any provision in these Articles of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VIII:

Indemnification

To the fullest extent permitted by the Act or any other applicable law as now in effect or as it may hereafter be amended, if any officer or director of the Corporation is made a party to a proceeding because he or she is or was an officer or director of the Corporation, the Corporation shall indemnify the officer or director against liability incurred in the proceeding and advance expenses to the officer or director with respect to the proceeding, if:

1.          his or her conduct was in good faith;

2.          he or she reasonably believes that his conduct was in, or not opposed to the Corporation’s best interests; and

3.          in the case of any criminal proceeding, he or she had no reasonable cause to believe his conduct was unlawful.

Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision in these Articles of Incorporation with this Article VIII, shall eliminate or reduce the effect of this Article VII in respect of any right to advancement of expenses or indemnification arising out of an event occurring prior to such amendment, repeal or adoption of an inconsistent provision.

2

IN WITNESS WHEREOF, the undersigned, being the incorporator of the Corporation, executes these Articles of Incorporation and certifies to the truth of the facts as stated herein this ____ day of March, 2013.

INCORPORATOR:

/s/ Fabrizio R. Rasetti
Fabrizio R. Rasetti
10808 South River Front Parkway
Suite 650
South Jordan, Utah 84095

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CERTIFICATE OF ACCEPTANCE

OF APPOINTMENT BY REGISTERED AGENT

The initial resident agent of the Corporation is Corporation Service Company, whose signature affixed hereto signifies acceptance of the duties of registered agent:

REGISTERED AGENT:

/s/ Harry B. Davis
Harry B. Davis
Asst. Vice President
Corporation Service Company

4

Utah Department of Commerce

Division of Corporations & Commercial Code

160 East 300 South, 2nd Floor, PO Box 146705

Salt Lake City, UT 84114-6705

Service Center: (801) 530-4849

Toll Free: (877) 526-3994 Utah Residents

Fax: (801) 530-6438

Web Site: http://www.commerce.utah.gov

05/09/2017

8612629-014205092017-2749578

CERTIFICATE OF EXISTENCE

Registration Number:	8612629-0142
Business Name:	BOART LONGYEAR MANUFACTURING AND DISTRIBUTION INC.
Registered Date:	March 15, 2013
Entity Type:	Corporation - Domestic - Profit
Current Status:	Good Standing

The Division of Corporations and Commercial Code of the State of Utah, custodian of the records of business registrations, certifies that the business entity on this certificate is authorized to transact business and was duly registered under the laws of the State of Utah. The Division also certifies that this entity has paid all fees and penalties owed to this state; its most recent annual report has been filed by the Division (unless Delinquent); and, that Articles of Dissolution have not been filed.

/s/ Kathy Berg
Kathy Berg
Director
Division of Corporations and Commercial Code

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